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  Thomson StreetEvents (SM)                               >  >  >
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  Conference Call Transcript

  CPWR - Q4 2007 Compuware Corporation Earnings Conference Call

  Event Date/Time: May. 15. 2007 / 5:00PM ET


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May.  15.  2007 /  5:00PM  ET,  CPWR - Q4 2007  Compuware  Corporation  Earnings
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CORPORATE PARTICIPANTS

Lisa Elkin
Compuware Corporation - VP, Corp. Comm., IR

Pete Karmanos
Compuware Corporation - Chairman, CEO

Hank Jallos
Compuware Corporation - President, COO, Products

Ken Baldwin
Compuware Corporation - Professional Services

Bob Paul
Compuware Corporation - President, COO, Covisant

Laura Fournier
Compuware Corporation - SVP, CFO

CONFERENCE CALL PARTICIPANTS

Kirk Materne
Banc of America Securities - Analyst

Aaron Schwartz
JPMorgan - Analyst

Kevin Buttigieg
A.G. Edwards - Analyst

PRESENTATION

Operator

Hello and welcome to the Compuware Corporation fourth quarter earnings and year-end results teleconference. At the request of Compuware, this conference is being recorded for instant replay purposes. At this time, I'd like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

Lisa Elkin - Compuware Corporation - VP, Corp. Comm., IR

Thank you very much, and good afternoon, ladies and gentlemen. With me this afternoon are Peter Karmanos, Jr, Chairman and CEO; Laura Fournier, Senior Vice President and Chief Financial Officer; Hank Jallos, President an Chief Operating Officer of Products; Bob Paul, President and Chief Operating Officer of Covisint; and Tom Costello, General Counsel and Secretary. Also joining us today is Vice President Ken Baldwin who is leading our Professional Services organization.

Certain statements made during this conference call that are not historical facts including those regarding the Company's future plans, objectives, and expected performance are forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. You should refer to when considering these factors when relying on such forward-looking information. The Company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise except as required by applicable law.

For those of you who do not have a copy I'll begin by summarizing the press release, Pete, Laura, Hank, Ken, and Bob will then provide details about the quarter and other Compuware business activities. We will then open the call to your questions. Compuware earns $0.21 per share in Q4,


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$0.45 per share in FY '07. Compuware increases EPS more than 20% year-over-year.
Fiscal Year total revenues growth for the first time in seven years. Compuware Corporation today announced final financial results for its fourth quarter and fiscal year ended March 31, 2007. The Company also announced that the Compuware Board of Directors has authorized management to extend the Company's 10-B5-1 share repurchase plan for three months to purchase up to 16 million additional shares of common stock.

During the fiscal year ended March 31, 2007, revenues were $1.21 billion, net income was $159.2 million for fiscal 2007, up more than 11% from $143 million in fiscal 2006. Earnings per share diluted computation were $0.45, an increase of more than 21% from $0.37 in fiscal 2006. Based upon 351 million and 387.6 million shares outstanding respectively.

During fiscal 2007 software license fees were $283.4 million. Maintenance revenue was $457.6 million in fiscal 2007, up from $433.6 million in fiscal 2006. Professional services fees for fiscal year 2007 were $471.9 million.

Compuware reports fourth quarter net income of $68.6 million, on revenues of $313 million. Earnings per share diluted computation were $0.21 based upon 319.3 million shares outstanding. During the Company's fourth quarter software license fees were $73.2 million, maintenance fees were $117.7 million during the quarter, and fourth quarter revenue from professional services was $122.1 million. I would now like to turn the call over to Pete.

Pete Karmanos  - Compuware Corporation - Chairman, CEO

Thanks, Lisa. Compuware delivered reasonable fiscal year results for 2007 highlighted by more than 20% year-over-year growth in EPS and by an increase in total revenues, our first revenue growth in seven years albeit miniscule. With powerful performances by Compuware's key growth drivers like Vantage, Changepoint and Covisint leading to overall revenue growth fiscal year '07 represented an important inflection point for the Company. I like that word, inflection point, Andy Grove used it in a speech once. I thought it was really cool.

Moving forward from this year of improved revenues and increased earnings, the key focus for Compuware in fiscal 2008 is to harness the Company's momentum and further strengthen results. To seize this opportunity in the year ahead I will continue to lead the Company in implementing its comprehensive plans for driving strong operational results, meaning growth, and aligning costs with the business, meaning business improvement and cost cuts. Through these efforts, I expect Compuware to deliver earnings of approximately $0.60 to $0.70 per share in fiscal '08. I also expect Compuware to increase overall revenues by approximately 5 to 10%, which is pretty good in our industry these days. We'll improve operational results by continuing to market and invest in the solutions with the greatest potential for growth. The Company recently launched just the other day its IT portfolio management and business service management initiatives, which I expect will further strengthen the already robust performance of Compuware Changepoint and Vantage in the year ahead. The Company's test factory, application delivery management, and enterprise legacy management initiatives will also drive improved sales in the year ahead by offering Compuware customers greater visibility into their IT operations and more control over their IT resources.

Compuware will also maintain and hopefully increase the Company's extremely valuable mainframe customer base in fiscal '08. The mainframe remains a critical platform in our industry and continues to render it as the significant and lucrative market for Compuware. '08 will be an important year for Compuware's Professional Services organization. In the year ahead, I expect the Company's plans for services to yield increases in utilization and billing rates, making the division once again an important contributor to Compuware's profits.

Finally, I expect Compuware Covisint to continue its unbelievable growth in the automotive, healthcare, and security markets. Taken together, these sale drivers give me great optimism about the Company's capacity for growing revenue. I expect our sales team to take advantage of these drivers, to win new customers and to expand relationships with existing customers. We will not have a sales execution problem anywhere. As the operation team propels these efforts forward in the year ahead, I will continue to lead the Company's plan for aligning its costs and investments with market conditions. To this end, I've established a team of Compuware employees called the A-Z team, who is dedicated to working full time on increasing the Company's efficiency and on improving its business processes. Each one of the people in the A to Z team were hand selected. They represent our brightest, best people in this business, and it's going to report directly to me. The team will expedite the transformation of Compuware's business and ensure that the Company and its employers and its investors prosper.

As an initial step in this effort, Compuware has carefully evaluated expenses across the organization. We've already begun implementing a plan that will take a minimum of $50 million in operating expense out of the business by the end of the fiscal year. Our long range goal will be to reduce expenses between $150 to $250 million over the next 2.5 to 3 years. These reductions will be across the Company. Finally, Compuware will continue to buy back the Company's stock. We're more anxious to buy it back as we improve our operating results.


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Laura will  provide  you with more detail on the  buyback  later in the call.  I expect eventually to get the share count down to somewhere between 200 million and 220 million shares outstanding. I expect a signature year for Compuware in fiscal '08, by focusing on where the return will be the greatest, Compuware will deliver enhanced operational results and that means we're going to grow, and by managing the Company's costs, that means we're going to cut costs, Compuware will improve its margins. Together these efforts will one, increase the value of Compuware stock for investors, two, strengthen the Company for its employees, and three, increase the value we deliver to our customers. All shareholders, all stakeholders will benefit greatly. Hank?

Hank Jallos  - Compuware Corporation - President, COO, Products

Thanks, Pete. The fourth quarter was highlighted by another strong period for distributed license fees, which grew 15.4% for the quarter. Vantage and Changepoint continue to lead the way with year-over-year growth, 16.2% to 64.8% respectively. On an annual basis, Vantage licenses grew 26% and Changepoint increased 23%. With good reason, we remain extremely optimistic about the growth prospects of our distributed solutions business heading into 2008. Particularly regarding our key growth drivers as Pete mentioned, Vantage and Changepoint. This morning, we announced the availability of Vantage Service Manager, a business service management solution based on our Proxima acquisition in January. Proxima brings us one of the finest BSM solutions in the industry and our sales force is eager to begin selling the solution to a large and what we believe will be a very receptive market. As for Changepoint, this year we are delivering two major releases of the solution, one announced on May 1, and one scheduled for late June announcement. These releases increase the solutions competitive position and shortened our customers time to value.

Regarding our mainframe business as Pete discussed during our call earlier this month, there are more to this story than meets the eye. Again, as our transactions become more complex and more of our deals go ratable, we believe our investors should evaluate total product sales activity instead of only license revenue for a given period to truly gauge the health of the business. The large financial services deal Pete highlighted on the April 18 call is a perfect example of why a more inclusive metric is needed. That transaction which was signed in Q4 is worth $16 million over a five year period; however, due to revenue recognition rules, we were unable to recognize the single cent of the deal in the fourth quarter; obviously, negatively impacting the license revenue number we reported. This kind of situation is becoming the norm and not the exception. As we noted during the April 18 call, the Company did approximately 225 million of total product commitments in the fourth quarter. Going forward, we will provide you on a quarterly basis a total product sales activity figure, so you can get a more comprehensive view of our products performance.

To briefly reiterate, the total product sales figure contains all the business closed during the period whether booked as license fees, maintenance revenue, deferred license fees, and deferred maintenance. Of the total commitment amount of 225 million in Q4, more than 60% was related to mainframe. In terms of mainframe license results, there is also the capacity issue to consider. For example, as we've previously discussed, capacity remains, and always will be, virtually impossible to forecast. In fiscal year 2007, almost our entire decline in mainframe license revenue can be attributed to a shortfall in capacity. These overall fluctuations and capacity continue to make our mainframe business lumpy.

Looking forward, our goal remains to grow this business. We are focused on defending and sustaining our mainframe position and the maintenance base. With that said, however, the potential remains, due to the quality and value of our solutions, to experience growth, even if slight, in this business. We see healthy demand in the marketplace for our mainframe solutions, especially for quality, data privacy, application auditing, and performance management.

Now I would like to conclude with a brief update on our partner program.

During the quarter, partners contributed or influenced approximately 41% of the total distributed revenue with 179 partners having at least one transaction. For fiscal year 2007 in total, partners contributed or influenced 37% of our distributed revenue compared with 32% last year. During the quarter we also announced that one of our valued partners, LogicaCMG, which is a 40,000 person European based services provider, developed a QA solution that combines the risks and requirement management based testing methodology with Compuware's QA solutions.

During the current quarter Compuware will hold its third annual partner summit here at our headquarters in Detroit June 5 to June 7. At the event, several hundred partners will learn about Compuware's strategic direction and about our new Vantage service manager solution. Additionally they will participate in various workshops and will hear success stories from a variety of Compuware partners. I would now like to turn the call over to Ken. Ken?


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Ken Baldwin - Compuware Corporation - Professional Services

Thanks, Hank. I would like to start off by saying that I'm really looking forward to the opportunity to lead Compuware Services unit and that I'm convinced the organization has a bright future. In fiscal year 2007, we experienced revenue growth in many of our branch locations. For fiscal year 2008, we believe we could see upwards to 5% growth in aggregate across the business unit. This growth projection is based on three primary factors--First, we currently enjoy a healthy pipeline of qualified opportunities. In fact, we've seen a notable increase in our overall opportunities over the past ten months. An increasing number of these opportunities are of the significant variety.

Secondly, our enterprise legacy management solution which is being very well received in the marketplace holds tremendous promise. We are already seeing some significant early interest in this solution as more and more IT organizations look to maximize the value of the investments they have made in their legacy systems. And thirdly, through additional training, corporate support, and sales automation, we are making considerable progress towards improving our overall sales capabilities. Services revenue growth is, however, only part of the equation. Margin expansion is of equal or even greater immediate importance. Our long term goal is to achieve a 15% operating margin in our services business, in part by improving utilization and billing rates. Our strong pipeline and our focus on improving sales efficiency will support us in our efforts to improve utilization and rates. Simultaneously, Compuware's tremendous high value, high margin solutions such as CARS, enterprise legacy management, and data privacy, among others, will drive the margin in the right direction. Finally, to further support our growth and margin expansion objectives, we have redesigned our sales compensation plans to provide stronger incentives for growing the business and more specifically, for improving our margins. Bob?

Bob Paul - Compuware Corporation - President, COO, Covisant

Thanks, Ken. Compuware Covisint continues to show solid growth by forging new customers in three major lines of business--automotive, healthcare, and security. The automotive operation continues to contribute positively to the bottom line as Covisint invests in the healthcare and security markets. A variety of contract wins in Q4 demonstrate our progress in each of these verticals. We signed new long term contracts with automotive companies such as Volkswagen of America and Takada. We also expanded the scope of existing contracts with Johnson Controls and General Motors. In the healthcare arena we landed business such as a national contract with Cigna, a statewide contract with the State of Michigan Medicaid program, and completed an agreement with the State of Minnesota's e-health initiative. In Covisint's newly launched security initiative our work with the Federal Government continues to go very well. We also expanded our security footprint with some innovative solutions at GMAC.

As Covisint continues to grow through customer wins such as these, Compuware will leverage one of the most powerful attributes of the Covisint business model: the ability of our contribution margin to grow at a faster rate than top line revenues. This is due to our software as a service model, through which Covisint hosts an instance of our collaboration platform allowing customers to pay subscription fees for the use of the service. Most of our infrastructure costs occurred during the ramp up phase of these new vertical market initiatives. As we add new customer accounts, therefore, top line revenue can grow without a proportional growth in costs.

You'll be able to track our progress more closely in the fiscal year ahead as we will provide more detail on Covisint Financials. For fiscal year '07 Covisint increased its revenue by 65%. In the fourth quarter, Covisint increased its revenue by 105% compared to the same quarter last year. For fiscal 2008, I expect Covisint again to deliver dramatic year-over-year growth of around 65%. This growth rate means revenues will be in the mid to low $50 million range with an expected $7 million contribution to the bottom line.

In order to achieve that revenue in 2007, we booked contracts valued in excess of $46 million; to achieve our targets for fiscal year '08 I expect to achieve more than $85 million in new contract bookings. The Covisint sales pipeline looks strong and I remain really optimistic about our prospects for the coming year. Laura?

Laura Fournier  - Compuware Corporation - SVP, CFO

Thanks, Bob. Compuware Management team takes great encouragement from the Company's overall results in fiscal '07. In terms of the bottom line, Compuware produced its third consecutive year of EPS growth. EPS came in at $0.21 for the fourth quarter and $0.45 for the fiscal year, both significant increases compared to the same period last year. Please note that we increased in EPS to $0.45 from our April 18 preliminary announcement of $0.42, stemming from a larger than expected reduction in the income tax reserves announced at that time.

One note regarding the Company's effective tax rate for fiscal 2008. We now expect that rate to be closer to 35% due to several factors including changes to the U.S. Tax law that decreased the benefits related to foreign operations as well as the expiration of the R&D tax credit in December. The Company's cash flow remained strong in fiscal '07 at more than $200 million. I expect Compuware to again generate operating cash flow north of 200 million for fiscal year 2008, with some potential upside based on the timing of the Company's cost cutting measures. Compuware's


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cash and investments  totaled  approximately  $439.1 million as of March 31. The reduction in cash and investments continues to be driven by the Company's aggressive stock buyback program.

During the fourth quarter, Compuware purchased 30.5 million shares of Compuware stock for approximately $278.7 million. During the entire year of fiscal '07 Compuware purchased approximately 82.3 million shares of Compuware stock for approximately $683.9 million. The Company will continue to repurchase shares moving forward into fiscal '08 under its remaining authorization of $100 million for the discretionary buyback and additionally the Compuware Board of Directors has authorized management to extend the Company's 10-B 5-1 share repurchase plan for three months to purchase up to 16 million additional shares. If we need additional authorization we'll go back to the Board for that at the end of that quarter.

In terms of fiscal '08 guidance Compuware expects to deliver a minimum of $0.60 in EPS for the year as Pete said. In the fiscal year ahead Compuware will continue implementing its cost cutting measures in the first and second quarters with the majority of the savings beginning to hit the bottom line in Q3 and Q4. We therefore expect modest Q1 and Q2 results with greater leverage in the last half of the fiscal year. Due to the size of some of the cost savings, the Company is evaluating the possibility of a restructuring charge and we will provide more information on the size and nature of that charge, if any, in the coming months. The entire management team feels good about the results Compuware and its employees delivered in fiscal year 2007. We also appreciate that these results represent a great opportunity to move the Company forward with greater momentum in fiscal 2008. I will now turn the call over to Lisa.

Lisa Elkin - Compuware Corporation - VP, Corp. Comm., IR

Thank you very much, Laura. Ladies and gentlemen, we will now be happy to take your questions.

QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS) And our first question comes from Kirk Materne of Banc of America Securities. Please go ahead.

Kirk Materne - Banc of America Securities - Analyst

Yes, thanks very much. Pete or Laura, I guess could one of you just give me a little bit more specifics around the $50 million in cost reductions? I guess where are you, what are you targeting exactly, maybe what lines on the income statement should we see be most positively impacted by these cuts, recognizing they are going to be a little bit more back end loaded?

Pete Karmanos - Compuware Corporation - Chairman, CEO

 Like I said in my talk, Kirk, they are going to be all over the Company, and I'd really rather not at this point in time say exactly where certain things are going to happen. Not because we're afraid to but I just don't want to make people nervous because everybody thinks immediately that it's going to come through cutting people and that's not the case. There's plenty of room for us to do business improvement. Forget about doing certain things we're currently doing, stopping investment in our, some of the huge investment we made in distributed products and reaping the benefits of the value we have created, so it's a little scary to sit down and say, well, we're going to have this here and that there. That's what the A to Z team's job is and hopefully as the year goes on we can be very detailed about exactly where we saved the money and keep a scorecard for everybody concerned on what we've done year-to-date, where we think we're going; but that team has just really started and I don't want to make exact predictions for them.

Kirk Materne  - Banc of America Securities - Analyst

Maybe I'll turn to more of the projection for growth then. I guess, Pete, you're looking for 5 to 10% growth top line. What's your assumption in terms of what goes on in the mainframe side of the business within that kind of projection? I assume that you're expecting distributed products to continue their growth. What's sort of your thought process around mainframe and why?


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Pete Karmanos  - Compuware Corporation - Chairman, CEO

Well, we think there's going to be slight growth, mainly because of our solutions business, data privacy, and those kind of things. The other thing that's going on is that for years, we had a huge growth in outsourcing, which resulted in consolidation of a lot of things, and it's sort of like the blossom is off the rose in that business. The business first of all is not growing and customers are pitting outsourcers against each other for the lowest and lowest prices, and they are getting smarter about who makes software decisions, and so we think that we will see some slight growth in that marketplace.

Kirk Materne - Banc of America Securities - Analyst

Okay, and just a final question for me. I think you mentioned that you're looking for the op margin contribution on the services business to start to move towards 15%. I assume that was operating margin, that wasn't gross margin?

Pete Karmanos - Compuware Corporation - Chairman, CEO

Right.

Kirk Materne  - Banc of America Securities - Analyst

I guess can you give us an idea where operating margin for that business is today and maybe just a little bit more specifics on how you expect to get billing rates up and sort of this kind of environment? Why do you feel like there's some leverage at least on that side of the coin?

Pete Karmanos  - Compuware Corporation - Chairman, CEO

Let me answer the question and maybe coming from a different direction, all right? Our biggest customer last year lost $12 billion and we've gone from 150 million in billing to that customer annually to somewhere between 40 to 50 million. Our next largest customer lost $7 billion last year, and we think that that business is going to go from about 40 million in billing to North of 60 or 70 million. So if we just sat and didn't do a heck of a lot, things have been so bad that we're going to be better by comparison. We believe that we will have extremely strong growth at one of the automotive companies. We've worked very hard on that. We think that our people finally understand the difference between supplemental staffing and running a technology business and that we have a lot of value-added work that we're bidding on that helps us increase the margins we have, a lot of projects that we're bidding that will help us increase utilization. So we have a lot of things that in the past have been very negative, now have flip-flopped and are positive things pointing us forward.

Kirk Materne  - Banc of America Securities - Analyst

Okay, that's helpful. I'll turn it over to someone else for now. Thanks.

Operator

Thank you. Our next question comes from Aaron Schwartz of JPMorgan. Please go ahead.

Aaron Schwartz  - JPMorgan - Analyst

Good afternoon. I had a follow-on question to some of your growth targets and I was wondering if you could help me out with whether you've changed anything operationally at your sales kickoff with incentives on new license versus renewals or any change in pricing that helps you get to those targets?


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May.  15.  2007 /  5:00PM  ET,  CPWR - Q4 2007  Compuware  Corporation  Earnings
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Pete Karmanos  - Compuware Corporation - Chairman, CEO

Well, one thing we figured out, part of the hangover that's been a long hangover, since the year 2000 and dot com thing was that we were forced into a situation of paying higher and higher salaries and getting less and less leverage from our sales force when they sold something. We are going to reverse that 180 degrees, and they are going to make less and less salary and more and more when they sell something, and I think our entire industry now is poised to go back to a more realistic sales compensation plan. Does that answer your question?

Aaron Schwartz  - JPMorgan - Analyst

Yes. And the last part was just any views on pricing going forward?

Pete Karmanos  - Compuware Corporation - Chairman, CEO

We're going to raise all of our prices significantly over the year because we delivered tremendous value with our distributed products and even our mainframe products, and we feel that the marketplace will allow us to do that for quite some time until they finally say, oh, geez, you're cutting in on our return on investment.

Aaron Schwartz  - JPMorgan - Analyst

Okay. And then given your comments in the prior call and I'm just wondering if you could help us out with some of your assumptions for deferral rates just given that you talked about some of the mainframe, recognized on a ratable basis now. Do you have higher deferral rates in your assumption for your plan going forward or how do you sort of manage that when you talk to the Street?

Pete Karmanos  - Compuware Corporation - Chairman, CEO

Well, we have built in all those -- the only thing we can't predict to a gnat's eye is the capacity stuff, but we have built in lower growth rates due to the transition from perpetual licenses and recording all the revenue at once to a more subscription or ratable situation.

Aaron Schwartz  - JPMorgan - Analyst

Okay. And then given your comments around some of the costs come off a little more aggressively in the back half of the year how do you think about the linearity with revenue and then a follow-on to that question is how do you manage the potential distractions in the front half of the year as people are waiting to see that plan unfold?

Pete Karmanos  - Compuware Corporation - Chairman, CEO

We manage the distraction by having a very very confident team of people that will be helping people with expectations along with getting all the information they need to get about our different business processes, and that's about the only way you can do it. Everybody in this company understands that our shareholders and our Board will demand stronger operating results from the Company and there's more than enough equity money out there to take care of it if we should refuse to do it. So it's sort of like would you rather have your management team and you folks participate in this or would you like to get bought out as Chrysler did and let somebody else, let them decide how to run the business more efficiently?

Aaron Schwartz  - JPMorgan - Analyst

Understood, and one last question if I could. With regards to your outlook on the buybacks, will you look to continue to finance that from your balance sheet or would you look to some other alternatives there?

Pete Karmanos  - Compuware Corporation - Chairman, CEO

Oh, we're going to use whatever cash we have, and then we're going to borrow money, all right? And we still have to make a decision about whether or not we're going to mortgage the building. We paid cash for the building so we could get anywhere from 200 to $400 million in


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addition from the building,  so we'll go into debt as much as $300 million, if I had my druthers, we would get another $300 million mortgage and we'd just keep buying stock.

Aaron Schwartz  - JPMorgan - Analyst

Okay. Thanks for taking my questions.

Pete Karmanos  - Compuware Corporation - Chairman, CEO

You're welcome.

Operator

Thank you. Our next question comes from Kevin Buttigieg of A.G. Edwards. Please go ahead.

Kevin Buttigieg  - A.G. Edwards - Analyst

Thank you. Just on the share buyback activity, could you remind me again where you are in terms of the discretionary program and then the old 10-B-5 plan what you have left under those plans. And what time frame does the new 10-B 5-1 plan run? I would assume that might run from July 1, through September 30?

Laura Fournier  - Compuware Corporation - SVP, CFO

That's right. Right now, under the discretionary program, we have about $100 million remaining, so we'll be able to start using that again, once the window opens and under the 10-B-5 program, we have about 13 million shares remaining under the first program, but that was what we said it was extended for three months through September and an additional 15 million shares was authorized for that. As we go through this and do our evaluations, we do plan to go back to the Board for additional authorization.

Kevin Buttigieg  - A.G. Edwards - Analyst

Okay. Does the 13 million program, or the new 16 million program begin exclusively July 1, or will these two programs run concurrently?

Laura Fournier  - Compuware Corporation - SVP, CFO

No, it will begin July 1.

Kevin Buttigieg  - A.G. Edwards - Analyst

Okay so you'll do the 13 and then do the 16?

Laura Fournier  - Compuware Corporation - SVP, CFO

Right.

Kevin Buttigieg  - A.G. Edwards - Analyst

And then question for you, Peter. Obviously you did the large share buyback several years ago and then hadn't purchased the stock for several years and now there's the significant ramp up in buyback activity. Could you talk about your thought process and the change there?


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Pete Karmanos  - Compuware Corporation - Chairman, CEO

Well, you remember that first buyback?

Kevin Buttigieg  - A.G. Edwards - Analyst

I do, yes.

Pete Karmanos  - Compuware Corporation - Chairman, CEO

Yes, it was ridiculous. And we effectively wasted, I think, not wasted, we did buyback the shares, but it was like $1 billion worth, all right? And it was in 2001, 2002, something like that, maybe a little bit before that, okay? And everything was looking rosy in our business and we're all going to grow 20, 30% into the future, blah blah blah blah blah. That wasn't the right reason to buy back stock. We probably should have used that money to expand the business or buy new businesses, but we didn't.

Today, the technology industry is not a growth industry. Certainly not 20% a year, 30% a year growth industry. Really the best thing you can do in that scenario is leverage your bottom line by buying back stock, but buying back stock without significantly improving operating results is sort of silly, so we are going to try to buy back like I said down to 200 to 225 million shares. I mean, we have to average them out for the quarter so for this quarter, it says that we have 320 million shares and for the year we use 351. When in fact we're way below those numbers, so we will eventually get down to between 200 and 225 million. That might take all of next year and part of the year past that, all right? But we are going to significantly reduce the expenses in running the business, so when you take those two factors into consideration, buying back the stock today is much smarter than it was at previous life.

Kevin Buttigieg  - A.G. Edwards - Analyst

Okay. And just on the cost cuts you had mentioned before some distributed system investments where you might not be seeing some return as an example of something that you could do there. Could you, I found that a bit curious given that you were also pointing to the distributed systems business as a good area of growth.

Pete Karmanos  - Compuware Corporation - Chairman, CEO

Wait. Excuse me, Kevin. When did we say anything about cutting -- I talked about cutting the huge investment we've been making in distributed technology, which we've been making over the last six years.

Kevin Buttigieg  - A.G. Edwards - Analyst

Yes, that's what I was referring to. I was just a little bit confused by that. Are you saying then that you have kind of made all of the investments that you need to make as the reason why that investment level would be different in fiscal year '08?

Pete Karmanos  - Compuware Corporation - Chairman, CEO

Yes. Basically, we have three real winners that we need to really concentrate on selling in the area of Vantage, Test Factory and Changepoint. I mean, and they are three solid top echelon products that we think we can grow significantly. We're certainly going to make sure that our customers get value for what we sell them but we don't have to keep making huge investments, all right? And like anything else, there's a time when you stop the investment and you start reaping the benefit of it and we think we're well within that position.

Kevin Buttigieg  - A.G. Edwards - Analyst

Okay.


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Laura Fournier  - Compuware Corporation - SVP, CFO

Kevin, those cuts are going to come across the whole board. It's not just going to be in the distributed technology area. It's going to be across-the-board.

Kevin Buttigieg  - A.G. Edwards - Analyst

Yes, that was clear as well. Okay, thank you very much.

Pete Karmanos  - Compuware Corporation - Chairman, CEO

You're welcome.

Operator

Thank you. Ladies and Gentlemen, we will now conclude the question and answer portion of today's conference call. I'd like to turn the call back over to Lisa Elkin. Please go ahead.

Lisa Elkin  - Compuware Corporation - VP, Corp. Comm., IR

At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware and we hope you have a pleasant evening.

Operator

Thank you. Ladies and gentlemen, this conference will be available for replay after 8:30 p.m. Eastern time today through midnight May 22, 2007. You may access the AT&T teleconference replay system at any time by dialing 1-800-475-6701 and entering the access code 865451. International participants may dial 320-365-3844. Those numbers, again, are 1-800-475-6701 and 320-365-3844 access code 865451. That does conclude our conference for today. Thank you for your participation, and for using AT&T executive teleconference service. You may now disconnect.

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